Exhibit 99.1

Index to Consolidated Financial Statements

Genworth Financial Mortgage Insurance Pty Ltd

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

Genworth Financial Mortgage Insurance Pty Ltd

We have audited the accompanying consolidated balance sheets of Genworth Financial Mortgage Insurance Pty Ltd as of December 31, 2008 and 2007, and the related consolidated statements of income, changes in stockholder’s equity, and cash flows for each of the years in the three year period ended December 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Genworth Financial Mortgage Insurance Pty Ltd as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

/s/ KPMG

KPMG

Sydney, Australia

March 30, 2009

Genworth Financial Mortgage Insurance Pty Ltd

Consolidated Statements of Income

(U.S. dollar amounts in thousands)

	Years ended December 31,
	2008	2007	2006
Revenues:
Net premiums earned	$314,422	$280,447	$269,381
Net investment income	138,654	116,186	75,384
Net investment losses	(5,523)	(961)	(1,995)
Other income	3,940	2,105	659

Total revenues	451,493	397,777	343,429

Losses and expenses:
Net losses and loss adjustment expenses	141,657	133,841	105,436
Acquisition and operating expenses, net of deferrals	63,222	53,432	37,212
Amortization of deferred acquisition costs and intangibles	24,044	18,874	14,919

Total losses and expenses	228,923	206,147	157,567

Income before income taxes	222,570	191,630	185,862
Provision for income taxes	68,853	60,990	49,695

Net income	$153,717	$130,640	$136,167

See Notes to Consolidated Financial Statements

Genworth Financial Mortgage Insurance Pty Ltd

Consolidated Balance Sheets

(U.S. dollar amounts in thousands, except share amounts)

	December 31,
	2008	2007
Assets
Fixed maturity securities available-for-sale, at fair value	$1,486,397	$1,782,351
Cash and cash equivalents	408,182	311,720
Accrued investment income	21,406	30,254
Prepaid reinsurance premium	715	1,428
Deferred acquisition costs	58,141	62,606
Goodwill	5,222	6,577
Deferred tax asset, net	—	16,194
Related party receivables	4,251	42,275
Other assets	26,399	22,412

Total assets	$2,010,713	$2,275,817

Liabilities and stockholder’s equity
Liabilities:
Reserve for losses and loss adjustment expenses	$137,522	$155,190
Unearned premiums	732,132	905,766
Deferred tax liability, net	10,689	—
Related party payables	43,626	70,004
Other liabilities and accrued expenses	34,434	59,391

Total liabilities	958,403	1,190,351

Stockholder’s equity:
Ordinary shares — No par value; 1,356,558,500 shares authorized and issued as of December 31, 2008 and 2007	—	—

Additional paid-in capital	558,925	548,953

Accumulated other comprehensive income (loss):
Net unrealized investment gains (losses)	26,872	(37,464)
Foreign currency translation adjustments	(71,545)	189,636

Total accumulated other comprehensive income (loss)	(44,673)	152,172
Retained earnings	538,058	384,341

Total stockholder’s equity	1,052,310	1,085,466

Total liabilities and stockholder’s equity	$2,010,713	$2,275,817

See Notes to Consolidated Financial Statements

Genworth Financial Mortgage Insurance Pty Ltd

Consolidated Statements of Changes in Stockholder’s Equity

(U.S. dollar amounts in thousands)

	Additional paid-in capital	Accumulated other comprehensive income (loss)	Retained earnings	Total stockholder’s equity
Balances as of January 1, 2006	$292,610	$48,439	$176,341	$517,390

Comprehensive income:
Net income	—	—	136,167	136,167
Net unrealized losses on investment securities	—	(10,273)	—	(10,273)
Foreign currency translation adjustments	—	34,205	—	34,205

Total comprehensive income				160,099
Capital contribution	11,920	—	—	11,920

Balances as of December 31, 2006	304,530	72,371	312,508	689,409

Comprehensive income:
Net income	—	—	130,640	130,640
Net unrealized losses on investment securities	—	(26,059)	—	(26,059)
Foreign currency translation adjustments	—	105,860	—	105,860

Total comprehensive income				210,441
Dividends to stockholder	—	—	(58,807)	(58,807)
Capital contribution	244,423	—	—	244,423

Balances as of December 31, 2007	548,953	152,172	384,341	1,085,466

Comprehensive income (loss):
Net income	—	—	153,717	153,717
Net unrealized gains on investment securities	—	64,336	—	64,336
Foreign currency translation adjustments	—	(261,181)	—	(261,181)

Total comprehensive income (loss)				(43,128)
Capital contribution	9,972	—	—	9,972

Balances as of December 31, 2008	$558,925	$(44,673)	$538,058	$1,052,310

See Notes to Consolidated Financial Statements

Genworth Financial Mortgage Insurance Pty Ltd

Consolidated Statements of Cash Flows

(U.S. dollar amounts in thousands)

	Years ended December 31,
	2008	2007	2006
Cash flows from operating activities:
Net income	$153,717	$130,640	$136,167
Adjustments to reconcile net income to net cash from operating activities:
Amortization of investment discounts and premiums	(2,685)	1,982	4,667
Net investment losses	5,523	961	1,995
Acquisition costs deferred	(33,152)	(35,897)	(20,435)
Amortization of deferred acquisition costs and intangibles	24,044	18,874	14,919
Deferred income taxes	(3,059)	1,449	1,470
Corporate overhead allocation	19,534	11,791	5,506
Change in certain assets and liabilities:
Accrued investment income and other assets	41,749	(30,658)	3,061
Reserve for losses and loss adjustment expenses	14,783	35,403	67,519
Unearned premiums	18,137	133,710	60,535
Other liabilities	(52,123)	(10,117)	37,558

Net cash from operating activities	186,468	258,138	312,962

Cash flows from investing activities:
Proceeds from maturities and repayments of fixed maturity securities	492,685	137,473	406,283
Purchases of fixed maturity securities	(515,401)	(543,931)	(460,528)
Payments for businesses purchased, net of cash acquired	—	—	(155,823)

Net cash from investing activities	(22,716)	(406,458)	(210,068)

Cash flows from financing activities:
Capital contribution received	4,083	234,068	—
Dividends paid to stockholder	—	(58,807)	—

Net cash from financing activities	4,083	175,261	—

Effect of exchange rate changes on cash and cash equivalents	(71,373)	30,365	12,068

Net change in cash and cash equivalents	96,462	57,306	114,962

Cash and cash equivalents at beginning of year	311,720	254,414	139,452

Cash and cash equivalents at end of year	$408,182	$311,720	$254,414

See Notes to Consolidated Financial Statements

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

Notes to Consolidated Financial Statements

Years Ended December 31, 2008, 2007 and 2006

(1)	Nature of Business and Formation of Genworth Mortgage

Genworth Financial Mortgage Insurance Pty Ltd (“Genworth Mortgage” or the “Company” as appropriate) offers mortgage insurance products in Australia and New Zealand and is headquartered in Sydney, Australia. In particular, the Company offers primary mortgage insurance, known as “lenders mortgage insurance,” or LMI, and portfolio credit enhancement policies. The principal product is LMI, which is generally single premium business and provides 100% coverage of the loan amount in the event of a mortgage default.

The Company’s management has determined that the Company has one reportable operating segment, mortgage insurance.

Genworth Mortgage, formerly GE Mortgage Insurance Company Pty Ltd, is a wholly-owned subsidiary of Genworth Financial Mortgage Insurance Holdings Pty Ltd and was incorporated in Australia on November 10, 2003. The ultimate parent company of Genworth Mortgage is Genworth Financial, Inc. (“Genworth”). Genworth is a company incorporated in Delaware on October 23, 2003. GE Mortgage Insurance Company Pty Ltd changed its name to Genworth Financial Mortgage Insurance Pty Ltd on November 28, 2005.

(2)	Significant Accounting Policies

The consolidated financial statements have been prepared on the basis of U.S. generally accepted accounting principles (“U.S. GAAP”). Preparing financial statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect reported amounts and related disclosures. Actual results could differ from those estimates.

The consolidated financial statements are presented in U.S. dollars. The accompanying financial statements include Genworth Financial Mortgage Indemnity Limited and are prepared on a consolidated basis. All intercompany transactions have been eliminated in the consolidated financial statements.

a) Premiums

A single premium is usually collected and remitted to Genworth Mortgage as the mortgage insurer from prospective borrowers by the lenders at the time the loan proceeds are advanced. The proceeds are recorded to unearned premium reserves and recognized as premiums earned over the estimated policy life in accordance with the expected pattern of risk emergence. This is further described in the accounting policy for unearned premiums.

b) Net Investment Income and Net Investment Gains and Losses

Investment income is recognized when earned. Investment gains and losses are calculated on the basis of specific identification. The cost of investments for the determination of investment gains and losses is the amount paid when the security was originally purchased adjusted for amortization and accretion.

c) Other Income

Other income consists primarily of interest income from a related party loan and management fees for services provided by the Company for the management of insurance portfolios held by third-party insurance companies. Such services include accounting, claims management, systems maintenance, portfolio analytics and management reporting. These fees are recorded as revenue when the related service is provided.

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

Notes to Consolidated Financial Statements

Years Ended December 31, 2008, 2007 and 2006

d) Investment Securities

Investment securities have been designated as available-for-sale and are reported in the consolidated balance sheets at fair value. Values for securities are obtained from external pricing services. Changes in the fair value of available-for-sale investments, net of deferred income taxes, are reflected as unrealized investment gains or losses in a separate component of accumulated other comprehensive income (loss).

Other-than-temporary impairments on available-for-sale securities

As of each balance sheet date, the Company evaluates securities holdings in an unrealized loss position. For debt securities, the primary factors considered in management’s evaluation are (a) the length of time and the extent to which the fair value has been or is expected to be less than cost or amortized cost, (b) the financial condition, credit rating and near-term prospects of the issuer and (c) whether the debtor is current on contractually obligated interest and principal payments. Where the Company does not expect full recovery of value or does not intend to hold such securities until they have fully recovered their carrying value, based on the circumstances present at the date of evaluation, the Company recognizes an impairment charge. When there has been an adverse change in underlying future cash flows on lower quality securities that represent an interest in securitized financial assets, the Company recognizes an impairment charge.

Estimating the underlying future cash flows is a quantitative and qualitative process that incorporates information received from third-party sources along with certain internal assumptions and judgments regarding the future performance of the underlying collateral. Where possible, this data is benchmarked against third-party sources.

The evaluation of impairments is subject to risks and uncertainties and is intended to determine whether declines in the fair value of investments should be recognized in current period net income. The assessment of whether such impairment has occurred is based on management’s evaluation of the underlying reasons for the decline in fair value at the individual security level. The Company deems an individual investment to be other-than-temporarily impaired when management concludes it is probable that the Company will not receive timely payment of the cash flows contractually stipulated for the investment. The Company regularly monitors its investment portfolio to ensure that investments that may be other-than-temporarily impaired are identified in a timely manner and that any impairment is charged against net income in the proper period.

In addition to consideration of all available information, the Company also considers its intent and ability to retain a temporarily depressed security until recovery. The Company believes that its intent and ability to hold an investment, along with the ability of the investment to generate cash flows that have not changed adversely, are the primary factors in assessing whether the Company recognizes an impairment charge.

e) Fair Value Measurement

As defined in the Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards (“SFAS”) No. 157, Fair Value Measurements, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Company holds fixed maturity securities and certain other financial instruments, which are carried at fair value.

Fair value measurements are based upon observable and unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect management view of market assumptions in the absence of observable market information. Valuation techniques are utilized that maximize the use of observable inputs and minimize the use of unobservable inputs. SFAS No. 157 requires all assets and liabilities carried at fair value to be classified and disclosed in one of the following three categories:

•	Level 1 — Quoted prices for identical instruments in active markets.

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

Notes to Consolidated Financial Statements

Years Ended December 31, 2008, 2007 and 2006

•

Level 2 — Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

•	Level 3 — Instruments whose significant value drivers are unobservable.

Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as actively traded mutual fund investments.

Level 2 includes those financial instruments that are valued by using industry-standard pricing methodologies, models or other valuation methodologies. These models are primarily industry-standard models that consider various inputs, such as interest rate, credit spread and foreign exchange rates for the underlying financial instruments. All significant inputs are observable, or derived from observable, information in the marketplace or are supported by observable levels at which transactions are executed in the marketplace. Financial instruments in this category primarily include: certain public and private corporate fixed maturity securities; government or agency securities; and certain asset-backed securities.

Level 3 is comprised of financial instruments whose fair value is estimated based on industry-standard pricing methodologies and internally developed models utilizing significant inputs not based on, nor corroborated by, readily available market information. In limited instances, this category may also utilize non-binding broker quotes. This category primarily consists of certain less liquid fixed maturity securities where management cannot corroborate the significant valuation inputs with market observable data.

As of each reporting period, all assets and liabilities recorded at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. Management’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability, such as the relative impact on the fair value as a result of including a particular input. Management reviews the fair value hierarchy classifications each reporting period.

The Company’s fixed maturity securities use Level 2 inputs for the determination of fair value. These fair values are obtained from industry-standard pricing methodologies based on market observable information.

f)	Cash and Cash Equivalents

Certificates of deposit, money market funds and other time deposits with original maturities of 90 days or less are considered cash equivalents in the consolidated balance sheets and statements of cash flows. Items with maturities greater than 90 days but less than one year at the time of acquisition are short-term investments and are included as part of fixed maturity securities. As of December 31, 2008 and 2007, short-term investments amounted to $41 million and $71 million, respectively.

g)	Deferred Acquisition Costs (“DAC”)

Acquisition costs include costs, which vary with and are primarily related to the acquisition of insurance. Acquisition costs include those costs incurred in the acquisition, underwriting and processing of new business including solicitation and printing costs, sales material and, some support costs such as underwriting and contract and policy issuance expenses. Such costs are deferred and amortized ratably over the terms of the underlying policies.

The Company follows SFAS No. 97, Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments, guidance on the amortization of deferred acquisition costs. Amortization of these costs relating to each underwriting year is charged against revenue over time in accordance with the expected pattern of risk emergence.

The Company reviews all assumptions underlying DAC and tests DAC for recoverability annually. All the policies written by the Company are single premium. If the balance of unearned premiums plus interest, is less than the current estimate of future losses and expenses (including any unamortized DAC), a charge to income is recorded for additional DAC amortization. For the years ended December 31, 2008, 2007 and 2006, no charges to income were recorded as a result of DAC recoverability testing.

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

Notes to Consolidated Financial Statements

Years Ended December 31, 2008, 2007 and 2006

h) Goodwill

Goodwill is not amortized but is tested for impairment at least annually using a fair value approach, which requires the use of estimates and judgment at the reporting unit level. The Company’s single operating segment is also the reporting unit for goodwill impairment testing. An impairment charge is recognized for any amount by which the carrying amount of a reporting unit’s goodwill exceeds its fair value. Discounted cash flows are used to establish fair values. For the years ended December 31, 2008, 2007 and 2006, no charges were recorded as a result of goodwill impairment testing.

i) Intangible Assets

Present Value of Future Profits. In conjunction with the acquisition of Vero Lenders Mortgage Insurance Limited in 2006, $1 million was assigned to the right to receive future gross profits arising from existing insurance contracts. This intangible asset, called PVFP, represents the estimated present value of future cash flows from the acquired policies. PVFP is amortized in a manner similar to the amortization of DAC. PVFP is classified as other assets in the consolidated balance sheets.

The Company regularly reviews all of these assumptions and periodically tests PVFP for recoverability. If the unearned premiums plus interest are less than the current estimate of future losses and expenses (including any unamortized PVFP), a charge to income is recorded for additional PVFP amortization. For the years ended December 31, 2008, 2007 and 2006, no charges to income were recorded as a result of the PVFP recoverability testing.

Other Intangible Assets. The Company amortizes the costs of other intangibles over their estimated useful lives unless such lives are deemed indefinite. Amortizable intangible assets are tested for impairment at least annually based on undiscounted cash flows, which requires the use of estimates and judgment, and, if impaired, written down to fair value based on either discounted cash flows or appraised values. Intangible assets with indefinite lives are tested at least annually for impairment and written down to fair value as required. For the years ended December 31, 2008, 2007 and 2006, no charges were recorded as a result of impairment testing.

j) Reinsurance

Premium revenue, benefits and acquisition and operating expenses, net of deferrals, are reported net of the amounts relating to reinsurance ceded to and assumed from other companies. Amounts due from reinsurers for incurred and estimated future claims are reflected in the reinsurance recoverable asset. The cost of reinsurance is accounted for over the terms of the related treaties using assumptions consistent with those used to account for the underlying reinsured policies.

k) Losses and Loss Adjustment Expenses

The reserve for losses and loss adjustment expenses represents the amount needed to provide for the estimated ultimate cost of settling claims relating to insured events that have occurred on or before the end of the respective reporting period. The estimated liability includes requirements for future payments of: (a) claims that have been reported to the Company; (b) claims related to insured events that have occurred but that have not been reported to the Company as of the date the liability is estimated; and (c) claim adjustment expenses. Claim adjustment expenses include costs incurred in the claim settlement process such as legal fees and costs to record, process and adjust claims.

Reserves for losses and loss adjustment expenses are based on notices of mortgage loan defaults and estimates of defaults that have been incurred but have not been reported by loan servicers, using assumptions of claim rates for loans in default and the average amount paid for loans that result in a claim. As is common accounting practice in the mortgage insurance industry and in accordance with U.S. GAAP, the Company begins to provide for the ultimate claim payment relating to a potential claim on a defaulted loan when the status of that loan first goes delinquent. Over time, as the status of the underlying delinquent loan moves toward foreclosure and the likelihood of the associated claim loss increases, the amount of the loss reserve associated with that potential claim may also increase.

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

Notes to Consolidated Financial Statements

Years Ended December 31, 2008, 2007 and 2006

Beginning in 2008, the Company performed a quarterly update of the Australian loss reserve factors. An annual update was performed in the fourth quarter for the years ended December 31, 2007 and 2006. The increase in loss and loss adjustment expenses for the years ended December 31, 2008 and 2006 was $1 million and $34 million, respectively. The update in fourth quarter of 2007 did not result in a material increase in the reserve for losses.

Management considers the liability for loss and loss adjustment expenses provided to be satisfactory to cover the losses that have occurred. Management monitors actual experience, and where circumstances warrant, will revise its assumptions. The methods of determining such estimates and establishing the reserves are reviewed continuously and any adjustments are reflected in operations in the period in which they become known. Future developments may result in losses and loss expenses greater or less than the liability for policy and contract claims provided.

l) Unearned Premiums

For single premium insurance contracts, a portion of the revenue is recognized as premiums earned in the current period, while the remaining portion is deferred as unearned premiums and earned over time in accordance with the estimated expiration of risk. If single premium policies are cancelled and the premium is non-refundable, then the remaining unearned premium related to each cancelled policy is recognized to earned premiums upon notification of the cancellation. Estimation of risk expiration for the recognition of premium is inherently judgmental and is based on actuarial analysis of historical experience. The premium earnings recognition model is reviewed quarterly with any adjustments to the estimates reflected in current period income. As a result of the reviews conducted, there was an increase (decrease) in earned premiums, net of reinsurance, of $12 million, $(6) million and $60 million in 2008, 2007 and 2006, respectively.

m) Income Taxes

Income taxes are accounted for in accordance with SFAS No. 109, Accounting for Income Taxes. The deferred tax assets and/or liabilities are determined by multiplying the differences between the financial reporting and tax reporting bases for assets and liabilities by the enacted tax rates expected to be in effect when such differences are recovered or settled. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances on deferred tax assets are estimated based on the Company’s assessment of the realizability of such amounts.

Effective May 21, 2004, Genworth Mortgage was included in a consolidated Australian income tax return with its Australian parent company. Under the Australian tax consolidation system, the parent company will be liable for the current income tax liabilities of the group. Subsidiaries will be jointly and severally liable for the current income tax liabilities of the group where the head entity defaults, subject to the terms of a valid tax sharing agreement between the entities in the group. Assets and liabilities arising under the tax funding arrangement are recognized as amounts receivable from or payable to other entities in the group.

n) Foreign Currency Translation

The local currency, the Australian dollar, is the functional currency for the Company. The determination of the functional currency is made based on the appropriate economic and management indicators. The financial statements have been translated into U.S. dollars (the “reporting currency”) in accordance with SFAS No. 52, Foreign Currency Translation. Accordingly, assets and liabilities are translated into U.S. dollars at the exchange rates in effect as of the balance sheet date or historical rates. Revenues and expenses are translated into U.S. dollars at the average rates of exchange prevailing during the period. Translation adjustments arising from this currency re-measurement are reported as a separate component of accumulated other comprehensive income (loss) included in the consolidated statements of changes in stockholder’s equity.

The exchange rate for translating the Australian dollar into the U.S. dollar as of December 31, 2008 and 2007 was $0.69 and $0.87, respectively. The average rate of exchange for converting the Australian dollar into the U.S. dollar for the years ended December 31, 2008 and 2007 was $0.85 and $0.84, respectively. These exchange rate fluctuations caused an unfavorable foreign currency

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

Notes to Consolidated Financial Statements

Years Ended December 31, 2008, 2007 and 2006

translation adjustment of $261 million as of and for the year ended December 31, 2008 and a favorable foreign currency translation adjustment of $106 million as of and for the year ended December 31, 2007, which are reported within accumulated other comprehensive income (loss) in the consolidated statements of changes in stockholder’s equity.

Gains and losses from foreign currency transactions, such as those resulting from the settlement of foreign receivables or payables, are included in the consolidated statements of income.

o) Employee Benefit Plans

The superannuation plan is a defined contribution plan. All employees are entitled to varying levels of benefits on retirement, disability or death, based on accumulated employer contributions and investment earnings thereon. Contributions by the Company are, as a minimum, in accordance with the Australian Superannuation Guarantee Levy.

p) Leases

Operating lease payments for motor vehicles, equipment and buildings, where the lessors effectively retain substantially all the risks and benefits of ownership of the leased items, are included in the determination of the operating profit in equal installments over the lease term, as this represents the pattern of benefits derived from the leased assets.

q) Accounting Changes

Impairment Guidance of EITF Issue No. 99-20

On December 31, 2008, the Company adopted FASB Staff Position (“FSP”) EITF 99-20-1, Amendments to the Impairment Guidance of EITF Issue No. 99-20. The FSP amends the impairment guidance effective October 1, 2008 for investments that are subject to FASB Emerging Issues Task Force (“EITF”) Issue No. 99-20 to require all available information be used to produce management’s best estimate of cash flows rather than relying exclusively upon what a market participant would use to determine the current fair value. The adoption of FSP EITF 99-20-1 did not have a material impact on the consolidated financial statements.

Transfers of Financial Assets and Interests in Variable Interest Entities

On December 31, 2008, the Company adopted FSP FAS 140-4 and FASB Interpretation (“FIN”) 46(R)-8, Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities. The FSP amends the disclosure requirements regarding transfers of financial assets and involvement in VIEs to require additional disclosures for public entities. FSP FAS 140-4 and FIN 46(R)-8 did not have a material impact on the consolidated financial statements.

Credit Derivatives and Certain Guarantees

On December 31, 2008, the Company adopted FSP FAS 133-1 and FIN 45-4, Disclosures about Credit Derivatives and Certain Guarantees: An Amendment of FASB Statement No. 133 and FASB Interpretation No. 45; and Clarification of the Effective Date of FASB Statement No. 161. The FSP requires certain disclosures by sellers of credit derivatives and requires additional disclosure about the current status of the payment/performance risk of guarantees. The adoption of FSP FAS 133-1 and FIN 45-4 did not have a material impact on the consolidated financial statements.

Fair Value Measurements

On January 1, 2008, the Company adopted SFAS No. 157, Fair Value Measurements. This statement defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The adoption of SFAS No. 157 did not have a material impact on the consolidated financial statements. Additionally, on January 1, 2008, the Company elected the partial adoption of SFAS No. 157 under the provisions of FSP FAS 157-2, which amends SFAS No. 157 to allow an entity to delay the application of this statement until January 1, 2009 for certain non-financial assets and liabilities. Under the provisions of the FSP, the Company will delay the application of SFAS No. 157 for fair

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

Notes to Consolidated Financial Statements

Years Ended December 31, 2008, 2007 and 2006

value measurements used in the impairment testing of goodwill and indefinite-lived intangible assets and eligible non-financial assets and liabilities included within a business combination. On October 10, 2008, the Company adopted FSP FAS 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active. The FSP provides guidance and clarification on how management’s internal assumptions, observable market information and market quotes are considered when applying SFAS No. 157 in inactive markets. The adoption of FSP FAS 157-3 did not have a material impact on the consolidated financial statements.

Fair Value Option for Financial Assets and Financial Liabilities

On January 1, 2008, the Company adopted SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. This statement provides an option, on specified election dates, to report selected financial assets and liabilities, including insurance contracts, at fair value. Subsequent changes in fair value for designated items are reported in income in the current period. The adoption of SFAS No. 159 did not impact the consolidated financial statements, as no items were elected for measurement at fair value upon initial adoption. The Company will continue to evaluate eligible financial assets and liabilities on their election dates. Any future elections will be disclosed in accordance with the provisions outlined in the statement.

Accounting for Uncertainty in Income Taxes

On January 1, 2007, the Company adopted FASB Interpretation (“FIN”) No. 48, Accounting for Uncertainty in Income Taxes. This guidance clarifies the criteria that must be satisfied to recognize the financial statement benefit of a position taken in the Company’s tax returns. The criteria for recognition in the consolidated financial statements set forth in FIN No. 48 require an affirmative determination that it is more likely than not, based on a tax position’s technical merits, that the Company is entitled to the benefit of that position.

Upon adoption of FIN No. 48 on January 1, 2007, there were no unrecognized tax benefits, accrued interest or penalties.

Accounting by Insurance Enterprises for Deferred Acquisition Costs in Connection With Modifications or Exchanges of Insurance Contracts

On January 1, 2007, the Company adopted the American Institute of Certified Public Accountants (“AICPA”) Statement of Position (“SOP”) 05-1, Accounting by Insurance Enterprises for Deferred Acquisition Costs in Connection With Modifications or Exchanges of Insurance Contracts. This statement provides guidance on accounting for deferred acquisition costs and other balances on an internal replacement, defined broadly as a modification in product benefits, features, rights or coverages that occurs by the exchange of an existing contract for a new contract, or by amendment, endorsement, or rider to an existing contract, or by the election of a benefit, feature, right, or coverage within an existing contract. The adoption of this interpretation did not have a material impact on the consolidated results of operations and financial position.

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

Notes to Consolidated Financial Statements

Years Ended December 31, 2008, 2007 and 2006

r) Accounting Pronouncements Not Yet Adopted

In March 2008, FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities — an amendment of FASB Statement No. 133. This statement requires enhanced disclosures about an entity’s derivative and hedging activities. SFAS No. 161 will be effective for the Company on January 1, 2009. The Company does not expect SFAS No. 161 to have a material impact on the consolidated financial statements.

In December 2007, FASB issued SFAS No. 141R, Business Combinations. This statement establishes principles and requirements for how an acquirer recognizes and measures certain items in a business combination, as well as disclosures about the nature and financial effects of a business combination. SFAS No. 141R will be effective for the Company on January 1, 2009 and will be applied to business combinations for which the acquisition date is on or after the effective date. The Company does not expect SFAS No. 141R to have a material impact on the consolidated financial statements.

In December 2007, FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51. This statement establishes accounting and reporting standards for non controlling interests in a subsidiary and for deconsolidation of a subsidiary. SFAS No. 160 will be effective for the Company on January 1, 2009 and will be applied prospectively as of the effective date. The Company does not expect SFAS No. 160 to have a material impact on the consolidated financial statements.

(3)	Investments

(a) Net Investment Income

For the years ended December 31, sources of net investment income were as follows:

(U.S. dollar amounts in thousands)	2008	2007	2006
Fixed maturity securities	$114,283	$110,749	$72,240
Cash and cash equivalents	27,036	8,284	4,712

Gross investment income before expenses and fees	141,319	119,033	76,952
Expenses and fees	(2,665)	(2,847)	(1,568)

Net investment income	$138,654	$116,186	$75,384

(b) Net Investment Gains (Losses)

For the years ended December 31, net investment gains and losses were as follows:

(U.S. dollar amounts in thousands)	2008	2007	2006
Available-for-sale investment securities:
Realized gains on sale	$2,172	$828	$636
Realized losses on sale	(2,916)	(869)	(2,631)
Impairments	(4,779)	(920)	—

Net investment losses	$(5,523)	$(961)	$(1,995)

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

Notes to Consolidated Financial Statements

Years Ended December 31, 2008, 2007 and 2006

(c) Unrealized Investment Gains (Losses)

Net unrealized gains and losses on investment securities classified as available-for-sale are reduced by deferred income taxes that would have resulted had such gains and losses been realized. Net unrealized gains and losses on available-for-sale investment securities reflected as a separate component of accumulated other comprehensive income (loss) as of December 31 were as follows:

(U.S. dollar amounts in thousands)	2008	2007	2006
Net unrealized gains (losses) on available-for-sale investment securities:
Fixed maturity securities	$38,398	$(54,132)	$(16,304)
Deferred income taxes	(11,526)	16,668	4,899

Net unrealized investment gains (losses)	$26,872	$(37,464)	$(11,405)

The change in net unrealized gains (losses) on available-for-sale investment securities reported in accumulated other comprehensive income (loss) for the years ended December 31 was as follows:

(U.S. dollar amounts in thousands)	2008	2007	2006
Net unrealized investment gains (losses) as of January 1	$(37,464)	$(11,405)	$(1,132)

Unrealized gains (losses) arising during the period:
Unrealized gains (losses) on investment securities	87,007	(38,789)	(16,681)
Provision for deferred taxes	(26,537)	12,057	5,011

Change in unrealized gains (losses) on investment securities	60,470	(26,732)	(11,670)
Reclassification adjustments to net investment losses, net of taxes of $(1,657), $(288) and $(598)	3,866	673	1,397

Net unrealized investment gains (losses) as of December 31	$26,872	$(37,464)	$(11,405)

(d) Fixed Maturity Securities

As of December 31, 2008, the amortized cost or cost, gross unrealized gains and losses and fair value of the fixed maturity securities classified as available-for-sale were as follows:

(U.S. dollar amounts in thousands)	Amortized cost or cost	Gross unrealized gains	Gross unrealized losses	Fair value
Fixed maturity securities:
Government — non-U.S.	$66,972	$6,416	$—	$73,388
Corporate — U.S.	136,121	67	(4,837)	131,351
Corporate — non-U.S.	1,244,906	43,307	(6,555)	1,281,658

Total available-for-sale securities	$1,447,999	$49,790	$(11,392)	$1,486,397

As of December 31, 2007, the amortized cost or cost, gross unrealized gains and losses and fair value of the fixed maturity securities classified as available-for-sale were as follows:

(U.S. dollar amounts in thousands)	Amortized cost or cost	Gross unrealized gains	Gross unrealized losses	Fair value
Fixed maturity securities:
Government — non-U.S.	$104,425	$—	$(1,636)	$102,789
Corporate — U.S.	193,270	—	(10,708)	182,562
Corporate — non-U.S.	1,538,788	—	(41,788)	1,497,000

Total available-for-sale securities	$1,836,483	$—	$(54,132)	$1,782,351

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

Notes to Consolidated Financial Statements

Years Ended December 31, 2008, 2007 and 2006

For fixed maturity securities, an impairment charge is recognized in income in the period in which the Company determines that it does not expect either to collect principal and interest in accordance with the contractual terms of the instruments or to recover based upon underlying collateral values, considering events such as a payment default, bankruptcy or disclosure of fraud. Impairment charges are measured as the difference between the book value of a security and its fair value.

The Company generally intends to hold securities in unrealized loss positions until they recover. However, from time to time, management’s intent on an individual security may change, based upon market or other unforeseen developments. In such instances, the Company sells securities in the ordinary course of managing its portfolio to meet diversification, yield and liquidity requirements. If a loss is recognized from a sale subsequent to a balance sheet date due to these unexpected developments, the loss is recognized in the period in which the intent to hold the securities to recovery no longer exists. The aggregate fair value of securities sold at a loss during twelve months ended December 31, 2008 was $184 million, which was 95% of book value.

The following table presents the gross unrealized losses and fair values of investment securities, aggregated by investment type and length of time that individual investment securities have been in a continuous unrealized loss position, as of December 31, 2008:

	Less than 12 months			12 months or more
(U.S. dollar amounts in thousands)	Fair value	Gross unrealized losses	Number of securities	Fair value	Gross unrealized losses	Number of securities
Description of Securities
Fixed maturity securities:
Government — non-U.S.	$—	$—	—	$—	$—	—
Corporate — U.S.	3,563	(202)	1	110,463	(4,635)	14
Corporate — non-U.S.	41,842	(1,342)	11	179,206	(5,213)	28

Total temporarily impaired securities	$45,405	$(1,544)	12	$289,669	$(9,848)	42

% Below cost — fixed maturity securities:
<20% Below cost	$43,002	$(672)	11	$288,107	$(9,216)	41
20-50% Below cost	2,403	(872)	1	1,562	(632)	1
>50% Below cost	—	—	—	—	—	—

Total temporarily impaired securities	$45,405	$(1,544)	12	$289,669	$(9,848)	42

Investment grade	$45,405	$(1,544)	12	$289,669	$(9,848)	42
Below investment grade	—	—	—	—	—	—
Not rated — fixed maturity securities	—	—	—	—	—	—

Total temporarily impaired securities	$45,405	$(1,544)	12	$289,669	$(9,848)	42

The investment securities in an unrealized loss position as of December 31, 2008 consist of 54 securities with gross unrealized losses of $11.4 million. Of these unrealized losses, 100% are investment grade (rated AAA through BBB). The unrealized loss on these securities has decreased during 2008 mainly due to increased bond prices and lower cash rates.

As of December 31, 2008, the Company expects these investments to continue to perform in accordance with their original contractual terms and the Company has the ability and intent to hold these investments securities until the recovery of the fair value up to the cost of the investment, which may be maturity. Accordingly, the Company does not consider these investments to be other-than-temporarily impaired as of December 31, 2008. However, from time to time, the Company may sell securities in the ordinary course of managing its portfolio to meet diversification, credit quality, yield enhancement, asset-liability management and liquidity requirements.

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

Notes to Consolidated Financial Statements

Years Ended December 31, 2008, 2007 and 2006

The following table presents the gross unrealized losses and fair values of investment securities, aggregated by investment type and length of time that individual investment securities have been in a continuous unrealized loss position, as of December 31, 2007:

	Less than 12 months			12 months or more
(U.S. dollar amounts in thousands)	Fair value	Gross unrealized losses	Number of securities	Fair value	Gross unrealized losses	Number of securities
Description of Securities
Fixed maturity securities:
Government — non-U.S.	$57,835	$(617)	8	$44,954	$(1,020)	3
Corporate — U.S.	39,271	(2,433)	8	143,292	(8,274)	12
Corporate — non-U.S.	577,789	(14,459)	61	843,865	(27,329)	67

Total temporarily impaired securities	$674,895	$(17,509)	77	$1,032,111	$(36,623)	82

% Below cost — fixed maturity securities:
<20% Below cost	$674,895	$(17,509)	77	$1,032,111	$(36,623)	82
20-50% Below cost	—	—	—	—	—	—
>50% Below cost	—	—	—	—	—	—

Total temporarily impaired securities	$674,895	$(17,509)	77	$1,032,111	$(36,623)	82

Investment grade	$674,895	$(17,509)	77	$1,032,111	$(36,623)	82
Below investment grade	—	—	—	—	—	—
Not rated — fixed maturity securities	—	—	—	—	—	—

Total temporarily impaired securities	$674,895	$(17,509)	77	$1,032,111	$(36,623)	82

The scheduled maturity distribution of fixed maturity securities as of December 31, 2008 is set forth below. Actual maturities may differ from contractual maturities because issuers of securities may have the right to call or prepay obligations with or without call or prepayment penalties.

(U.S. dollar amounts in thousands)	Amortized cost or cost	Fair value
Due one year or less	$273,179	$274,989
Due after one year through five years	953,463	983,807
Due after five years through ten years	220,073	226,061
Due after ten years	1,284	1,540

Total	$1,447,999	$1,486,397

As of December 31, 2008, $135 million of investments were subject to certain call provisions. Typically, call provisions provide the issuer the ability to redeem a security, prior to its stated maturity, at or above par.

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

Notes to Consolidated Financial Statements

Years Ended December 31, 2008, 2007 and 2006

(e) Investment Concentrations

As of December 31, 2008, securities issued by finance and insurance industry groups and foreign state government represented approximately 44% and 42%, respectively, of the corporate fixed maturity securities portfolio held by the Company.

As of December 31, 2008, the Company held $175 million in corporate fixed maturity securities issued by the New South Wales Treasury Corporation, which comprised of 17% of total stockholder’s equity. Additionally, the Company held $168 million in corporate fixed maturity securities issued by Queensland Treasury Corp and $132 million in corporate fixed maturity securities issued by Treasury Corporation of Victoria, which comprised of 16% and 13% of total stockholder’s equity, respectively. No other single issuer exceeded 10% of total stockholder’s equity.

(4)	Deferred Acquisition Costs

Activity impacting deferred acquisition costs for the years ended December 31:

(U.S. dollar amounts in thousands)	2008	2007	2006
Balance as of January 1	$62,606	$37,929	$29,663
Impact of foreign currency translation	(14,576)	4,950	2,008
Costs deferred	33,152	35,897	20,435
Amortization	(23,041)	(16,170)	(14,177)

Balance as of December 31	$58,141	$62,606	$37,929

(5)	Goodwill

There were no additions or impairments to goodwill during the years ending December 31, 2008, 2007 and 2006. The movement in goodwill during the year ended December 31, 2008 arises from adjustments for foreign currency translation.

(6)	Reinsurance

The Company has assumed mortgage insurance business from Westpac Banking Corporation. The contract provides reinsurance on the basis of a 30% quota share.

The Company is party to excess of loss contracts with Genworth Mortgage Insurance Corporation, an affiliate company. The contracts provide for the recoverability of losses in excess of an annually determined limit that is based on the Company’s net earned premiums.

The Company is party to excess of loss contracts with Viking Insurance Company Limited, an affiliate company. The contracts provide for the recoverability of losses in excess of an annually determined limit that is based on the Company’s net earned premiums.

The Company utilizes reinsurance as a risk management tool but recognizes that reinsurance contracts do not relieve it from its obligations to policyholders. In the event that the reinsurers are unable to meet their obligations, the Company remains liable for the reinsured claims. The Company monitors both the financial condition of individual reinsurers and risk concentrations arising from similar geographic regions, activities and economic characteristics of reinsurers to lessen the risk of default by such reinsurers. Other than with Genworth Mortgage Insurance Corporation and Viking Insurance Company Limited, the Company does not have significant concentrations of reinsurance with any one reinsurer that could have a material impact on its results of operations.

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

Notes to Consolidated Financial Statements

Years Ended December 31, 2008, 2007 and 2006

The following table sets forth the effects of reinsurance on premiums written and earned for the years ended December 31:

(U.S. dollar amounts in thousands)	2008	2007	2006
Written premium:
Direct	$369,291	$440,116	$352,671
Assumed	18,843	18,785	16,882
Ceded	(54,889)	(42,109)	(36,864)

Net premiums written	$333,245	$416,792	$332,689

Premiums earned:
Direct	$356,562	$312,488	$303,088
Assumed	13,434	12,703	5,932
Ceded	(55,574)	(44,744)	(39,639)

Net premiums earned	$314,422	$280,447	$269,381

Percentage of amount assumed to net	4.3%	4.5%	2.2%

Losses and loss adjustment expenses:
Direct	$139,561	$131,902	$104,278
Assumed	2,096	1,939	1,158

Net losses and loss adjustment expenses	$141,657	$133,841	$105,436

Reinsurance recoveries recognized as a reduction of losses and loss adjustment expenses and reinsurance recoveries recognized as a reduction to changes in the reserve for losses and loss adjustment expenses were not significant during 2008, 2007 or 2006.

(7)	Reserve for Losses and Loss Adjustment Expenses

The following table sets forth changes in the reserve for losses and loss adjustment expenses as of and for the years ended December 31:

(U.S. dollar amounts in thousands)	2008	2007	2006
Balance as of January 1	$155,190	$105,333	$33,198

Balance from acquisitions and transfers	—	—	1,007

Incurred related to insured events of:
Current year	110,684	117,594	80,684
Prior years	30,973	16,247	24,752

Total incurred	141,657	133,841	105,436

Paid related to insured events of:
Current year	(6,412)	(14,832)	(3,999)
Prior years	(120,462)	(83,606)	(33,918)

Total paid	(126,874)	(98,438)	(37,917)

Impact of foreign currency translation	(32,451)	14,454	3,609

Balance as of December 31	$137,522	$155,190	$105,333

There were no reinsurance recoveries during 2008, 2007 and 2006. The increase in incurred losses related to prior years was primarily attributable to less favorable loss trends experienced during the year. These trends were a result of an increase in the number and aging of delinquencies. This was due to the weakening of Australia’s property market and general economic condition experienced in the year.

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

Notes to Consolidated Financial Statements

Years Ended December 31, 2008, 2007 and 2006

(8)	Unearned Premiums

Activity impacting unearned premiums as of and for the years ended December 31:

(US dollar amounts in thousands)	2008	2007	2006
Balance as of January 1	$905,766	$687,466	$567,739
Balance from acquisitions and transfers	—	—	22,626
Impact of foreign currency translation	(191,772)	84,590	36,568
Gross written premium	388,134	458,901	369,553
Gross earned premium	(369,996)	(325,191)	(309,020)

Balance as of December 31	$732,132	$905,766	$687,466

The Company recognizes premiums over a period of nine years, most of which are recognized between one and four years from issue date. The recognition of earned premiums for the mortgage insurance business involves significant estimates and assumptions as to future loss development and policy cancellations. These assumptions are based on the historical experience and the expectations of future performance, which are highly dependent on assumptions as to long-term macroeconomic conditions including interest rates, home price changes and the rate of unemployment.

9)	Employee Benefit Plans

It is compulsory for superannuation contributions to be made by the Company to a regulated and complying superannuation fund for all Australian employees. These superannuation funds are defined contribution plans. The minimum required contribution, based on an employee’s salary, which is paid by the Company, was 9% in 2008, 2007 and 2006. Employees may elect to pay additional contributions out of their salary. The Company has made superannuation payments on behalf of its employees of $2 million, $2 million and $1 million for the years ended December 31, 2008, 2007 and 2006, respectively.

(10)	Income Taxes

The total provision for income taxes for the years ended December 31 was as follows:

(U.S. dollar amounts in thousands)	2008	2007	2006
Current	$70,157	$62,147	$47,907
Deferred	(1,304)	(1,157)	1,788

Total provision for income taxes	$68,853	$60,990	$49,695

The reconciliation of the federal statutory tax rate to the effective income tax rate was as follows:

	2008	2007	2006
Australian income tax rate	30.0%	30.0%	30.0%
Increase (reduction) in rate resulting from:
Local tax (deductions) non-deductible items	—	0.4	(3.3)
Adjustment to prior year provision	—	0.5	—
Other, net	0.9	0.9	—

Effective rate	30.9%	31.8%	26.7%

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

Notes to Consolidated Financial Statements

Years Ended December 31, 2008, 2007 and 2006

The components of the net deferred income tax (liability) asset as of December 31 were as follows:

(U.S. dollar amounts in thousands)	2008	2007
Assets:
Net unrealized losses on investment securities	$—	$16,668
Reserve for loss adjustment expenses	1,770	2,739
Investment impairments	210	—
Accrued expenses	1,321	2,014
Other assets	3,737	4,090

Total deferred income tax assets	7,038	25,511

Liabilities:
Net unrealized gains on investment securities	11,526	—
Investments	—	461
Accrued investment income	6,201	8,856

Total deferred income tax liabilities	17,727	9,317

Net deferred income (liability) asset	$(10,689)	$16,194

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax assets and liabilities, projected future taxable income, and tax planning strategies in making this assessment.

All but an insignificant amount of income before income taxes and related provision for income tax comes from domestic sources.

As of December 31, 2008 and 2007, the Company had no unrecognized tax benefits. Accordingly, there would be no effective tax rate impact from recognition of previously unrecognized tax benefits. The Company does not expect that the amount of unrecognized tax benefits will change significantly within the next twelve months. As of December 31, 2008 and 2007, there were no amounts for interest or penalties related to unrecognized tax benefits, and no such amounts were recognized as components of provision for income taxes.

The parent company files Australian income tax returns and is not currently under examination by the Australian Taxation Office. The Company is no longer subject to examination for tax years prior to 2004.

The Company made tax payments for the year directly to the Australian Tax Office as they became due. The Company utilized the tax benefits of the tax losses from its parent company under the tax consolidation system of $27 million and $23 million for 2008 and 2007, respectively, and has recognized an intercompany liability of $51 million in respect of income tax while a member of the Genworth Australia tax consolidated group.

(11)	Related Party Transactions

The Company recorded an amount for an allocated share of Genworth’s corporate overhead for certain services. They included allocations of costs for public relations, investor relations and internal audit services in the amount of $23 million, $15 million and $12 million for the years ended December 31, 2008, 2007 and 2006, respectively. Some costs have not been specifically billed to the Company and have been treated as a contribution of capital, where the debt was not settled. This contribution of capital amounted to $6 million, $10 million and $12 million in 2008, 2007 and 2006, respectively.

The Company also recorded expenses associated with Genworth stock options and restricted stock unit grants in the amount of $1 million for each of the years ended December 31, 2008, 2007 and 2006.

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

Notes to Consolidated Financial Statements

Years Ended December 31, 2008, 2007 and 2006

The Company has reinsurance arrangements with Genworth Mortgage Insurance Corporation and Viking Insurance Company Limited, both affiliates. The reinsurance premium amounted to $55 million, $42 million and $37 million in 2008, 2007 and 2006, respectively.

The Company was included in a consolidated Australian income tax return of Genworth Mortgage and was subject to a tax-sharing arrangement that allocates tax on a separate company basis and provided benefit for current utilization of losses and credits. See note 10 for additional disclosures.

On September 30, 2008, the Company’s loan to its parent company, Genworth Financial Mortgage Insurance Holdings Pty Ltd, was repaid in full. The amount repaid was $41 million including $3 million interest.

The Company paid ordinary dividends of $59 million to its parent company, Genworth Financial Mortgage Insurance Holdings Pty Ltd, on September 26, 2007. There were no dividends paid in 2008 and 2006.

(12)	Fair Value of Financial Instruments

Assets and liabilities that are reflected in the accompanying financial statements at fair value are not included in the following disclosure of fair value; such items include cash and cash equivalents and investment securities. Other financial liabilities – those not carried at fair value — are discussed below. Fair value is estimated based on carrying value, which approximates fair value.

The following represents the fair value of financial liabilities as of December 31:

	2008				2007
(U.S. dollar amounts in thousands)	Notional amount		Carrying amount	Fair value	Notional amount		Carrying amount	Fair value
Liabilities:
Reserve for losses and loss adjustment expenses	(a	)	$137,522	$137,522	(a	)	$155,190	$155,190
Unearned premiums	(a	)	732,132	732,132	(a	)	905,766	905,766

(a)	These financial instruments do not have notional amounts.

(13)	Supplemental Cash Flow Information

Net cash paid for taxes was $40 million, $60 million and $44 million for the years ended December 31, 2008, 2007 and 2006, respectively. Corporate overhead allocations of $6 million and $10 million, which were not settled, have been treated as capital contributions in 2008 and 2007, respectively. For further discussion, refer to note 11.

(14)	Securitization Entities

Part of the Company’s product offering includes portfolio credit enhancement policies to Australian regulated lenders that have originated housing loans for securitization in the Australian, European and U.S. markets. Portfolio mortgage insurance serves as an important form of credit enhancement for the Australian securitization market and the Company’s portfolio credit enhancement coverage is generally purchased for low loan-to-value, seasoned loans written by regulated institutions.

As of December 31, 2008 and 2007, the Company had a maximum exposure to loss from the provision of portfolio credit enhancement to securitization trusts sponsored by third parties of $149 million and $527 million, respectively. This exposure is calculated based on the expectation of a 1 in 250 year event. The Company has applied the Australian Prudential Regulation Authority (“APRA”) stress scenario to calculate this exposure. The Company holds sufficient capital resources to meet this obligation were it to occur.

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LTD

Notes to Consolidated Financial Statements

Years Ended December 31, 2008, 2007 and 2006

(15)	Statutory Accounting

Genworth Mortgage prepares financial statements for its regulator, APRA, in accordance with the accounting practices prescribed by the regulator, which is a comprehensive basis of accounting other than U.S. GAAP. The main differences were as follows:

•	Premium is recognized on a cash receipts basis.

•	Deferred acquisition costs are not recognized.

•	A premium liability is recognized representing the unexpired risk portion of insurance policies written. The premium liability is valued as the present value of the expected future claim payments.

•	Loss and loss adjustment expense reserves include a prudential margin and are discounted to present value.

The Company’s APRA net income after tax, capital base, minimum capital requirement and solvency ratio as of and for the years ended December 31 were as follows:

(U.S. dollar amounts in thousands)	2008	2007
APRA net income after tax	$153,009	$149,527

APRA capital base	$1,248,772	$1,326,600
APRA minimum capital requirement	$915,054	$1,002,665
APRA solvency ratio	1.37	1.32

The above APRA net income after tax, capital base, minimum capital requirement and solvency ratio are the combined amounts of Genworth Financial Mortgage Insurance Pty Ltd and its wholly-owned subsidiary, Genworth Financial Mortgage Indemnity Ltd.

Under the prudential regulation framework in Australia, mortgage insurers are required to establish a catastrophic risk charge defined as a 1 in 250 year event. The Company is required to maintain adequate capital to fund this charge, in addition to normal insurance liabilities, by ensuring that its capital base exceeds its minimum capital requirement at all times.

The Company’s ability to pay dividends to Genworth Financial Mortgage Insurance Holdings Pty Ltd is restricted to the extent the payment of dividends exceeds current year income. Any dividend above this level requires prior approval from APRA. In addition, any dividend payment must result in the Company continuing to meet the APRA minimum capital requirement.